                                                                       Exhibit 4









                              H. J. HEINZ COMPANY,

                   H. J. HEINZ FINANCE COMPANY, AS CO-OBLIGOR,

                                       AND

                         BANK ONE, NATIONAL ASSOCIATION,
                                   AS TRUSTEE



                                   ----------

                         SECOND SUPPLEMENTAL INDENTURE,

                         DATED AS OF NOVEMBER 15, 2002,

                                TO THE INDENTURE,

                          DATED AS OF NOVEMBER 6, 2000,

                 AS SUPPLEMENTED BY THE SUPPLEMENTAL INDENTURE,

                             DATED AS OF MAY 3, 2001

                                   -----------

         SECOND SUPPLEMENTAL INDENTURE, dated as of November 15, 2002 (the "Second Supplemental Indenture"), among H. J. HEINZ COMPANY, a Pennsylvania corporation (the "Company"), H. J. HEINZ FINANCE COMPANY, a Delaware corporation (the "Co-Obligor"), and BANK ONE, NATIONAL ASSOCIATION, a national banking association existing under the laws of the United States of America (the "Trustee"), to the Original Indenture, dated as of November 6, 2000, between the Company and the Trustee, as supplemented by the Supplemental Indenture, dated as of May 3, 2001, between the Company, the Co-Obligor and the Trustee.

                              W I T N E S S E T H:

         WHEREAS, the Company and the Trustee executed and delivered an Original Indenture, dated as of November 6, 2000 (the "Original Indenture");

         WHEREAS, the Company established and issued a series of Dealer Remarketable Securities ("Drs.") due November 15, 2020 in an aggregate principal amount of $1,000,000,000 (the "Securities") under the Original Indenture;

         WHEREAS, the Company, the Co-Obligor and the Trustee executed and delivered a Supplemental Indenture, dated as of May 3, 2001, providing for the addition of the Co-Obligor as a party to the Original Indenture and effecting certain other amendments and modifications to the Original Indenture (the "Supplemental Indenture", and together with the Original Indenture, the "Indenture");

         WHEREAS, the parties hereto desire to amend the Indenture as set forth herein in order to provide for, among other things, an alternate method of resetting the interest rate on the Securities in connection with each remarketing of the Securities, to allow the Company and the Co-Obligor to redeem the Securities on a remarketing date in part as well as in whole and to provide that any securities repurchased from holders thereof from time to time by the Company or the Co-obligor will be delivered to the Trustee for cancellation, and the outstanding principal amount of the Drs. reduced accordingly;

         WHEREAS, J.P. Morgan Securities Inc. and Lehman Brothers Inc., who, as of the date of the written consent, dated as of November 15, 2002 (the "Consent"), collectively hold 100% in aggregate principal amount of the Outstanding Securities, has each delivered to the parties hereto a signed copy of the Consent, in which they consent to the substance of the amendments to the Indenture contemplated by this Second Supplemental Indenture and to the entry into this Second Supplemental Indenture by the parties hereto;

         WHEREAS, the entry into this Second Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture;

         WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the parties hereto, in accordance with the terms of the Indenture, have been done;

         NOW THEREFORE, in consideration of the above premises, each party hereto agrees as follows:

                                   ARTICLE I
                                  DEFINITIONS

         Section 1.01 Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Indenture has the meaning assigned to such term in the Indenture. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Indenture" and each other similar reference contained in the Indenture shall, after this Second Supplemental Indenture becomes effective, refer to the Indenture as supplemented hereby.


                                   ARTICLE II
                                   AMENDMENTS

         Section 2.01 Amendment to Section 202. The Indenture is hereby amended by removing the language under "SECTION 202. Form of Face of Security" in its entirety, and by inserting the following language in its place:

                 "[Insert any legend required by Section 204.]

                               H. J. HEINZ COMPANY

                 6.82% Dealer Remarketable Security(SM) ("Drs.(SM)")
                              due November 15, 2020


No. ___                                                                CUSIP:

         H. J. Heinz Company, a Pennsylvania corporation (the "Company"), which term includes any successor corporation under the Indenture hereinafter referred to, for value received, hereby promises to pay to Cede & Co. or registered
assigns, the principal sum of        dollars ($       ) on November 15, 2020, at
the office or agency of the Company maintained for this purpose in the City of Chicago, Illinois, which shall initially be the corporate trust office of Bank One, National Association, the Trustee under the Indenture hereinafter referred to, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay to the registered holder hereof, as hereinafter provided, interest thereon, in like coin or currency, on November 15 of each year (until and including November 15, 2020, which is the "Stated Maturity Date"), or, if such date is not a Business Day (as defined below), on the next Business Day, commencing November 15, 2001, at the rate per annum specified below. Interest shall be paid to the persons in whose name this Security is registered on the November 1 (whether or not a Business Day) immediately preceding such November 15 (the "Record Date"). "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, executive order or governmental decree to be closed.

         This Security will bear interest at an annual rate of 6.82% from November 6, 2000 to but excluding November 15, 2001. "Remarketing Date" means, in respect of each year from and including 2001 to and including 2019, November 15 in such year; provided, however, if in such year November 15 falls on a date that is not a Business Day, then the Remarketing Date shall be the next Business Day following November 15 in such year. If the Remarketing Dealer (as defined below) elects to call the Securities for purchase and remarketing pursuant to the Second Amended and Restated Remarketing Agreement, dated as of November 15, 2002 (the "Remarketing Agreement"), among the Company, H. J. Heinz Finance Company, a Delaware corporation (the "Co-Obligor"), J.P. Morgan Ventures Corporation (the "Remarketing Dealer") and J.P. Morgan Securities Inc., as agent for the Remarketing Dealer ("JPMSI"), as may from time to time be amended and restated, then (i) this Security shall be subject to mandatory tender to the Remarketing Dealer (or any other securities dealer that may be participating in the remarketing) for remarketing on the relevant Remarketing Date, on the terms and subject to the conditions set forth on the reverse hereof, and (ii) on and after the relevant Remarketing Date (or the November 15 immediately preceding such Remarketing Date if such Remarketing Date is not a November 15), this Security shall bear interest at the rate determined by the Remarketing Dealer in accordance with the procedures set forth in paragraph 5 on the reverse hereof until but excluding the immediately following Remarketing Date (or the November 15 immediately preceding such Remarketing Date if such Remarketing Date is not a November 15) or, as applicable, the Stated Maturity Date. If the Remarketing Dealer does not elect to repurchase the Securities pursuant to the Remarketing Agreement on any Remarketing Date, or if, for any reason, this Security is not repurchased by the Remarketing Dealer (or any other securities dealer that may be participating in the remarketing) on any Remarketing Date, then this Security shall be subject to mandatory tender to the Company or the Co-Obligor for repurchase on the Remarketing Date, on the terms and subject to the conditions set forth on the reverse hereof.

         This Security has initially been issued in the form of a global security, and the Company has initially designated The Depository Trust Company ("DTC," which term shall include any successor) as the Depositary for this Security. For as long as this Security or any portion hereof is issued in such form, and notwithstanding the foregoing, all payments of interest, principal and other amounts in respect of this Security or such portion (including payments upon mandatory repurchase or redemption referred to on the reverse hereof) shall be made to the Depositary or its nominee in accordance with its applicable procedures, in the coin or currency specified above and as further provided on the reverse hereof.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, the Company has caused this Security to be signed by its duly authorized officer and has caused its corporate seal to be affixed hereunto.



                                                H. J. HEINZ COMPANY



                                                By:
                                                    ---------------------------
                                                    Title:

Attest:

----------------------

Assistant Secretary

         [Insert Trustee's Certificate of Authentication in substantially the form set forth in Section 205]

         [Insert Co-Obligation as set forth in Section 206]"

         Section 2.02 Amendment to Section 203. The Indenture is hereby amended by removing the language under "SECTION 203. Form of Reverse of Security" in its entirety, and by inserting the following language in its place:

                              "H. J. HEINZ COMPANY

                 6.82% Dealer Remarketable Security(SM) ("Drs.(SM)")
                              due November 15, 2020


1.       Indenture.

         (a) This Security is one of a duly authorized issue of debt securities of the Company (herein referred to as the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture, dated as of November 6, 2000, as amended and supplemented from time to time in accordance with the provisions thereof (the "Indenture"), among the Company, the Co-Obligor and Bank One, National Association, as trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Co-Obligor and the holders (the words "holders", "holder", "Securityholders" or "Securityholder" mean the registered holder(s) of the Securities).

         (b) This Security is one of the series designated as the 6.82% Dealer Remarketable Securities(SM) due November 15, 2020 of the Company, and
such series is initially issued in an aggregate principal amount of $      . The
Company may at any time issue additional securities under the Indenture in unlimited amounts having the same terms as the Securities.

         (c) All capitalized terms used in this Security that are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

2. Mandatory Tender and Repurchase on Remarketing Date. On a Business Day not later than five Business Days prior to each Remarketing Date (each, a "Notification Date"), the Remarketing Dealer will notify the Company, the Co-Obligor and the Trustee as to whether it elects to purchase all of the outstanding Securities on such Remarketing Date. If, and only if, the Remarketing Dealer so elects with respect to such Remarketing Date, this Security shall be subject to mandatory tender by the holder hereof to the Remarketing Dealer (or any other securities dealer that may be participating in the remarketing) for purchase and remarketing on such Remarketing Date, upon the terms and subject to the conditions described herein and in the Remarketing Agreement. The purchase price of this Security pursuant to such mandatory tender shall be equal to 100% of its principal amount. Interest accrued to but excluding such Remarketing Date (or the November 15 immediately preceding such Remarketing Date, if such remarketing date is not a November 15), will be paid by the Company or the Co-Obligor to persons in whose names the Securities are registered on the Record Date. No holder or beneficial owner of any Security shall have any rights or claims under the Remarketing Agreement or against the Company, the Co-Obligor or the Remarketing Dealer (or any other securities dealer that may be participating in the remarketing) as a result of the Remarketing Dealer (or any other securities dealer that may be participating in the remarketing) not purchasing such Security.

3.       Repurchase by the Company.

         (a) Mandatory Repurchase. If (i) the Remarketing Dealer does not elect to purchase all of the outstanding Securities on any Remarketing Date pursuant to paragraph

2 of this reverse of Security, (ii)(A) the Remarketing Dealer shall not have received in writing by the required time on the relevant Determination Date any firm, committed bids to purchase all of the Securities as described in subparagraph (a) of paragraph 5 of this reverse of Security or (B) no Pricing Agreement shall have been executed, in the event that the Company and the Co-Obligor have given notice to the Remarketing Dealer as provided in subparagraph (b) of paragraph 5 of this reverse of Security, or (iii) for any reason, all of the Securities are not purchased from tendering holders on any Remarketing Date by the Remarketing Dealer (or any other securities dealer or dealers that may be participating in the remarketing), then holders will be required to tender, and the Company and the Co-Obligor will be required to repurchase, on such Remarketing Date, at a price equal to 100% of their principal amount plus any accrued interest, all Securities that have not been purchased by the Remarketing Dealer (or any other securities dealer participating in such remarketing) on such Remarketing Date. Upon payment and delivery of any Securities so repurchased, the outstanding principal amount of the Securities shall be reduced accordingly.

         (b) Optional Repurchase. The Company and the Co-Obligor may, from time to time and in accordance with, and to the extent permitted by, applicable laws, purchase or otherwise acquire, or enter into any agreement to purchase or otherwise acquire, any of the Securities from holders thereof. Upon payment and delivery of any Securities so repurchased, the Company or the Co-Obligor shall deliver such Securities to the Trustee who shall cancel them pursuant to Section 309 of the Indenture, and the outstanding principal amount of the Securities shall be reduced accordingly.

4. Redemption. If the Remarketing Dealer has elected to purchase all of the outstanding Securities on any Remarketing Date pursuant to paragraph 2 of this reverse of Security, the Company and the Co-Obligor shall have the right to redeem the Securities, in whole or in part, from the Remarketing Dealer on such Remarketing Date, at a price equal to the sum of (x) the applicable Dollar Price (as defined below) and (y) the Call Price (as specified in the Remarketing Agreement) (the sum of (x) and (y) equaling the "Redemption Price") and by giving written notice of such election, including the amount of Securities to be so redeemed, to the Remarketing Dealer no later than the later of:

                  (i) the Business Day immediately prior to the relevant Determination Date, or

                  (ii) if fewer than three Reference Corporate Dealers timely submit firm, committed bids in writing in accordance with subparagraph
         (a) of paragraph 5 of this reverse of Security, immediately after the deadline set by the Remarketing Dealer for receiving such bids has passed; provided that this clause (ii) shall not apply if the Company and the Co-Obligor have given notice to the Remarketing Dealer that such bids should not be solicited as provided in subparagraph (b) of paragraph 5 of this reverse of Security.

In either such case, the Company and the Co-Obligor shall pay such Redemption Price for the specified amount of Securities in same-day funds by wire transfer on such Remarketing Date to an account designated by the Remarketing Dealer. For purposes of calculating the Call Price, the Remarketing Dealer shall be deemed to have made the request for the Call Price on the date the Company and the Co-Obligor make their election to redeem the specified amount of Securities. Unless the Company and the Co-Obligor default in payment of the Redemption Price, on and after the applicable Remarketing Date, interest will cease to accrue on the Securities or portions thereof called for redemption. Upon such payment of the Redemption Price, the outstanding principal amount of the Securities shall be reduced accordingly.

5. Reset of Interest Rate; Notification Thereof. On any Remarketing Date that the Securities are remarketed, the stated interest rate that the Securities will bear from and including the Remarketing Date (or the November 15 immediately preceding such Remarketing Date, if such Remarketing Date is not a November 15) until but excluding the immediately following Remarketing Date (or the November 15 immediately preceding such Remarketing Date, if such Remarketing Date is not a November 15) or, in the case of the final Remarketing Date, to but excluding the Stated Maturity Date (the "Reset Interest Rate"), will be established by one of the following two methods:

         (a) By 3:30 p.m., New York City time, on each Determination Date (defined below), the Remarketing Dealer shall solicit the Reference Corporate Dealers (defined below) for firm, committed bids, in writing, to purchase all outstanding Securities at the Dollar Price (defined below), and shall select the lowest such firm, committed bid (regardless of whether each of the Reference Corporate Dealers actually submits a bid). Each bid from a Reference Corporate Dealer shall be expressed in terms of the relevant Reset Interest Rate that the Securities would bear, quoted as a spread over the Base Rate (defined below), based on the following assumptions:

                  i. the Securities would be sold to such Reference Corporate Dealer on the relevant Remarketing Date for settlement on the same day;

                  ii. the Securities would mature on the following Remarketing Date or, in the case of the final Remarketing Date, on the Stated Maturity Date; and

                  iii. the Securities would bear interest at the rate bid by such Reference Corporate Dealer, payable annually, from the applicable Remarketing Date (or the November 15 immediately preceding such Remarketing Date, if such Remarketing Date is not a November 15) until but excluding the immediately following Remarketing Date (or the November 15 immediately preceding such Remarketing Date, if such Remarketing Date is not a November 15) or, in the case of the final Remarketing Date, to but excluding the Stated Maturity Date.

         The relevant Reset Interest Rate announced by the Remarketing Dealer as a result of such process will be quoted to the nearest one hundred-thousandth (0.00001) of one percent per annum and, absent manifest error, will be binding and conclusive upon holders of the Securities, the Company, the Co-Obligor and the Trustee. Subject only to subparagraph (c) of this paragraph 5, the Remarketing Dealer shall have the discretion to select the time at which each Reset Interest Rate is determined on the relevant Determination Date.

         The Remarketing Dealer shall have the right in its sole discretion either to (i) remarket the Securities for its own account or (ii) sell the Securities to the Reference Corporate Dealer submitting in writing the lowest firm, committed bid. If two or more Reference Corporate Dealers submit equivalent bids that constitute the lowest firm, committed bid, the Remarketing Dealer may in its sole discretion elect to sell the Securities to any such Reference Corporate Dealer.

         "Base Rate" means 5.69% per annum.

         "Determination Date" means the third Business Day immediately preceding the relevant Remarketing Date. For purposes of this definition, "Business Day" means a day that is a Business Day in both The City of New York and London.

         "Dollar Price" means, with respect to each Remarketing Date, the discounted present value to such Remarketing Date of the cash flows on a bond
(x) with a principal amount equal to the aggregate principal amount of the Securities, (y) maturing on the immediately following Remarketing Date or, in the case of the last Remarketing Date, the Stated Maturity Date and (z) bearing interest at a rate equal to the Base Rate, using a discount rate equal to the Swap Rate (defined below), payable annually (assuming the actual number of days in the calculation period in respect of which payment is being made divided by
360) on the interest payment dates of the Securities from and including the applicable Remarketing Date (or the November 15 immediately preceding such Remarketing Date, if such Remarketing Date is not a November 15) until but excluding the immediately following Remarketing Date (or the November 15 immediately preceding such Remarketing Date, if such Remarketing Date is not a November 15) or, in the case of the final Remarketing Date, to but excluding the Stated Maturity Date; provided that in the event that the Dollar Price is to be calculated in connection with a partial redemption of the Securities by the Company and the Co-Obligor pursuant to paragraph 4 of this reverse of Security, clause (x) shall instead be read to say "with a principal amount equal to the aggregate principal amount of the Securities elected to be redeemed by the Company and the Co-Obligor"; provided further that in the event that the Dollar Price is to be calculated in connection with a partial sale of the Securities by the Remarketing Dealer to any other securities dealer or dealers that may be participating in the remarketing of the Securities pursuant to subparagraph (b) of this paragraph 5, then, with respect to any such securities dealer, clause
(x) shall instead be read to say "with a principal amount equal to the aggregate principal amount of the Securities to be sold to the applicable securities dealer participating in the remarketing of the Securities pursuant to subparagraph (b) of this paragraph 5".

         "Reference Corporate Dealers" means JPMSI and four other leading dealers of publicly-traded debt securities of the Company to be mutually agreed upon by the Company and the Remarketing Dealer prior to each Determination Date.

         "Reference Swap Dealer" means JPMorgan Chase Bank and a group of four leading U.S. Dollar interest rate swap dealers to be mutually agreed upon by the Company and the Remarketing Dealer prior to each Determination Date.

         "Swap Rate" means the average bid side rate quoted by the Reference Swap Dealers by 3:30 p.m., New York City time, on the relevant Determination Date for the fixed leg of a fixed-for-floating U.S. Dollar interest rate swap transaction with a notional principal amount equal to the aggregate principal amount of the Securities and a one-year term beginning on the applicable Remarketing Date where one fixed rate payment is to be made at maturity of the swap transaction and the floating leg is equivalent to three-month LIBOR payable quarterly to maturity of the swap transaction in accordance with standard market conventions in the U.S. Dollar interest rate swap market. The Swap Rate shall be quoted assuming that the interest of the fixed leg is calculated on the basis of the actual number of days in the calculation period in respect of which payment is being made divided by 360.

         (b) If the Company and the Co-Obligor provide notice to the Remarketing Dealer in the manner specified in the Remarketing Agreement, the Reset Interest Rate shall be determined by the agreement of the Company, the Co-Obligor, the Remarketing Dealer and any other securities dealer or dealers that may be participating in the remarketing, as set forth in an agreement to be dated as of the Determination Date (each such agreement, a "Pricing Agreement"). The relevant Reset Interest Rate set forth in the applicable Pricing Agreement will be quoted to the nearest one hundred-thousandth (0.00001) of one percent per annum and, absent manifest error, will be binding and conclusive upon holders of the Securities, the Company, the Co-Obligor and the Trustee. If the Reset Interest Rate is determined as described in this subparagraph (b), the Remarketing Dealer shall, as the Remarketing Dealer, the Company and the Co-Obligor shall agree, either (i) remarket all of the Securities for its own account, (ii) remarket the Securities with one or more other securities dealers or (iii) sell all of the Securities to one or more other securities dealers. If the Remarketing Dealer elects to remarket the Securities with one or more other securities dealers as described in subclause (ii) of this subparagraph (b), then
(i) the Remarketing Dealer may sell to any such other securities dealer that portion of the Securities as such other securities dealer has agreed to purchase or (ii) any such other securities dealer may purchase tendered Securities directly from holders as described in paragraph 2 of this reverse of Security in such proportions as such other securities dealer has agreed to purchase or remarket pursuant to the Pricing Agreement.

         (c) If the Remarketing Dealer has elected to remarket the Securities as provided herein, then it shall notify the Company, the Co-Obligor, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 5:00 p.m., New York City time, on the Determination Date for such remarketing, of the relevant Reset Interest Rate.

6. Maintenance of Book-Entry System. The tender and settlement procedures with respect to the Securities set forth in the Remarketing Agreement shall be subject to modification without the consent of the holders of the Securities, to the extent required by DTC or, if the book-entry system is no longer available for the Securities at the time of the remarketing, to the extent required to facilitate the tendering and remarketing of the Security in certificated form. In addition, the Remarketing Dealer may modify the settlement procedures without the consent of the holders of the Securities in order to facilitate the settlement process.

         The Company hereby agrees with the Trustee and the holders of Securities that (i) at all times, it will use its best efforts to maintain the Securities in book-entry form with DTC or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the Securities in book-entry form and (ii) it waives any discretionary right that it otherwise may have under the Indenture to cause the Securities to be issued in certificated form.

7. Effect of Event of Default. If an Event of Default shall occur and be continuing with respect to the Securities of any series, either the Trustee or the holders of at least 25% in principal amount of the Securities then outstanding of that series may declare the principal (or such portion thereof as may be specified in the terms relating to such series) of the Securities of such series to be due and payable, with the effect and subject to the conditions provided in the Indenture.

8. Agreement to Tender. Each holder of this Security (and each holder of a beneficial interest herein) irrevocably agrees that this Security shall automatically be tendered on any Remarketing Date (a) to the Remarketing Dealer (or any other securities dealer that may be participating in the remarketing), upon the occurrence of the events specified in paragraph 2 of this reverse of Security or (b) to the Company or the Co-Obligor, upon the occurrence of the events specified in subparagraph (a) of paragraph 3 of this reverse of Security.

9. Amendments and Waivers. With certain exceptions, the Indenture and the Securities issued pursuant thereto may be modified or amended with the consent of the holders of not less than a majority in principal amount of the outstanding Securities of each series affected by the modification; provided, however, that no such modification or amendment may be made, without the consent of the holder of each Security affected, that would (i) reduce the principal amount of or the interest on any Security, change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or the other terms of payment or tender for purchase thereof, or (ii) reduce the above-stated percentage of Securities, the consent of the holders of which is required to modify or amend the Indenture, or the percentage of Securities of any series, the consent of the holders of which is required to waive compliance with certain provisions of the Indenture or to waive certain past defaults.

         Modifications and amendments of the Indenture will be permitted to be made by the Company, the Co-Obligor and the Trustee without the consent of any holder of Securities for any of the following purposes: (a) to evidence the succession of another person to the Company as obligor under the Indenture; (b) to add to the covenants, agreements and obligations of the Company for the benefit of the holders of all Securities or to surrender any right or power conferred upon the Company in the Indenture; (c) to add any additional Events of Default for the benefit of the holders of all or any series of Securities; (d) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee; (e) to cure any ambiguity, defect or inconsistency in the Indenture;
(f) to secure the Securities; or (g) to make any other change that does not adversely affect the rights of any holder of the Securities.

10. Book-Entry. The Securities will be represented by one or more certificates in global form representing Securities sold pursuant to Rule 144A, in each case without interest coupons, which will be deposited with the Trustee as custodian for, and registered in the name of, DTC or its nominee.

11. No Liability of Certain Persons. No past, present or future stockholder, employee, officer or director of the Company or the Co-Obligor, or any successor thereof, shall have any liability for any obligation, covenant or agreement of the Company or the Co-Obligor contained under this Security or the Indenture. Each holder by accepting this Security waives and releases all such liability. This waiver and release are part of the consideration for the issue of this Security.

12. Provisions Relating to the Remarketing Dealer. Insofar as the provisions of this Security purport to provide rights to the Remarketing Dealer against any holder of this Security, such rights (including rights to purchase this Security on any Remarketing Date) also shall be rights of the Company and shall be enforceable by the Company against such holder. Each holder of this Security shall hold this Security (and by holding the same shall be deemed to have agreed to do so) subject to the foregoing. Without limiting the foregoing, the Remarketing Dealer may take any action under this Security that the provisions of this Security contemplate may be taken by the Remarketing Dealer.

         Pursuant to the Remarketing Agreement, the Remarketing Dealer has agreed with the Company and the Co-Obligor, for the benefit of the applicable holders of this Security from time to time, that, if it so elects on any Remarketing Date, it (or any other securities dealer participating in the remarketing) will purchase this Security from the registered holder hereof on such Remarketing Date, upon the terms and subject to the conditions set forth herein. Except as may be expressly provided in such agreement, no holder of this Security shall have any right, remedy or claim against the Remarketing

Dealer (or any other securities dealer or dealers participating in the remarketing) under this Security, the Indenture or the Remarketing Agreement.

         No provision of this Security shall be invalid or unenforceable by reason of any reference herein to the Remarketing Dealer. In addition, no provision of this Section shall be construed to impair or otherwise affect any rights that the Remarketing Dealer (or any other securities dealer participating in a remarketing) may have at any time as a holder of any Securities.

13. Governing Law. The Indenture and the Securities are governed by, and will be construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles therein to the extent that such principles would permit or require the application of the laws of any other jurisdiction."

         Section 2.03 Form of Co-obligation. The Indenture is hereby amended by inserting the following new Section 206:

         "SECTION 206. Form of Co-obligation

         CO-OBLIGATION OF H. J. HEINZ FINANCE COMPANY

         For value received, H. J. HEINZ FINANCE COMPANY, a corporation duly organized under the laws of the State of Delaware (the "Co-Obligor"), to and for the benefit of the Holder of the Security upon which this Co-Obligation is endorsed, being one of the 6.82% Dealer Remarketable Securities due November 15,
2020 issued in aggregate principal amount of             dollars ($           )
(the "Securities") of H. J. Heinz Company (the "Company"), hereby fully, unconditionally and irrevocably assumes and agrees to perform and discharge, jointly and severally with the Company, the due and punctual payment of the principal (including the Redemption Price, if applicable) of and interest (and additional amounts, if any, pursuant to Section 1008 of the Indenture) on this Security, when and as the same shall become due and payable whether at maturity or upon redemption or upon declaration of acceleration or otherwise according to the terms of this Security and of the Indenture. The obligations of the Co-Obligor as a co-obligor hereunder are primary and not merely those of a surety. The Co-Obligor hereby waives diligence, presentment, demand of payment, any right to require a proceeding first against the Company, protest or notice and all demands whatsoever with respect to this Security or the indebtedness evidenced hereby, and covenants that the co-obligations listed herein will not be discharged as to the Indenture or this Security except by payment in full of the principal and interest thereon, additional amounts, Redemption Price and other sums that may be payable under the Indenture or this Security. The Co-Obligor agrees to be bound by, and observe and perform, the terms of Article 8 and Article 10 (other than Sections 1004, 1005 and 1007) of the Indenture as if all references therein to the "Company" were to the Co-Obligor.

         IN WITNESS WHEREOF, the Co-Obligor has caused this Co-Obligation to be signed by its duly authorized officer and has caused its corporate seal to be affixed hereunto.



                                        H. J. HEINZ FINANCE COMPANY




                                        By:
                                            ----------------------------------
                                            Title:


Attest:

----------------------

Assistant Secretary"


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         Section 2.04 Form of Schedule Indicating Redemptions. The Indenture is hereby amended by inserting the following new Section 207:

         "SECTION 207. Form of Schedule Indicating Redemptions.

         As the Trustee may be directed by a Company Order, the Trustee shall indicate cancellations (as required in Section 309 of the Indenture) resulting from redemptions of the Securities by the Company or the Co-Obligor in a
schedule in substantially the following form:

                                   SCHEDULE A

                                   REDEMPTIONS



                  PRINCIPAL AMOUNT OF              REMAINING PRINCIPAL AMOUNT OF
                 THIS GLOBAL SECURITY             THIS GLOBAL SECURITY FOLLOWING
DATE            REDEEMED AND CANCELLED             REDEMPTION AND CANCELLATION*
----            -----------------------           ------------------------------








----------------------
*Also see most recent entry in Schedule B in order to determine this amount."

         Section 2.05 Form of Schedule Indicating Repurchases and Cancellations. The Indenture is hereby amended by inserting the following new Section 208:

         "SECTION 208. Form of Schedule Indicating Repurchases and
Cancellations.

         As the Trustee may be directed by a Company Order, the Trustee shall indicate cancellations (as required in Section 309 of the Indenture) resulting from purchases of the Securities by the Company or the Co-Obligor in a schedule in substantially the following form:

                                   SCHEDULE B

                           PURCHASES AND CANCELLATIONS



                PRINCIPAL AMOUNT OF THIS           REMAINING PRINCIPAL AMOUNT
                    GLOBAL SECURITY            OF THIS GLOBAL SECURITY FOLLOWING
DATE            PURCHASED AND CANCELLED            PURCHASE AND CANCELLATION*
----            -----------------------        ---------------------------------








-----------------
*Also see most recent entry in Schedule A in order to determine this amount."

                                  ARTICLE III
                                 MISCELLANEOUS


         Section 3.01 Other Terms of the Indenture. Except as insofar as herein otherwise provided, all the provisions, terms and conditions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

         Section 3.02 Effectiveness. This Second Supplemental Indenture shall be effective as of the date hereof.

         Section 3.03 Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof to the extent that such rules would require or permit the application of the laws of any other jurisdiction.

         Section 3.04 Counterparts. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same instrument.

         Section 3.05 Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         Section 3.06 Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Co-Obligor, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.



                                        H. J. HEINZ COMPANY

                                        By: /s/ Leonard A. Cullo, Jr
                                            ------------------------------------
                                            Name: Leonard A. Cullo, Jr.
                                            Title: Treasurer



                                        H. J. HEINZ FINANCE COMPANY

                                        By: /s/ Leonard A. Cullo, Jr.
                                            ------------------------------------
                                            Name: Leonard A. Cullo, Jr
                                            Title: President



                                        BANK ONE, NATIONAL ASSOCIATION,
                                            as Trustee


                                        By: /s/ Jeffery L. Eubank
                                            ------------------------------------
                                            Name: Jeffery L. Eubank
                                            Title: Authorized Officer